EXHIBIT 10.1

PROMISSORY NOTE

$ 500,000.00	[CITY], [STATE]

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, iCoreConnect, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [LENDER], a Delaware limited liability company or its assigns (the “Noteholder” and together with the Borrower, the “Parties”), the principal amount of $ 500,000.00 (the “Original Principal Amount”), the additional amount of $ 65,000.00 (the “Origination Amount” and collectively with the Original Principal Amount, the “Loan”), together with all accrued interest thereon, fees, and other amounts as provided in this Promissory Note (the “Note”) dated May 22, 2024 (the “Effective Date”) on or before November 15, 2025 or such earlier date on which the Loan, all accrued interest thereon, fees, and other amounts as provided hereunder becomes due and payable under Section 2.3 or Section 10 of this Note (such date, the “Maturity Date”).

1. Definitions; Interpretation.

1.1. Definitions. Capitalized terms used herein will have the meanings set forth in this Section 1.1.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Anti-Terrorism Laws” means all laws, rules, and regulations of any jurisdiction related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001), The Currency and Foreign Transactions Reporting Act ( 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Applicable Rate” means an annual percentage rate of 15%.

“Beneficial Ownership Regulation” has the meaning set forth Section 12.10.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Mooresville, North Carolina are authorized or required by law to close.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

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“Default” means any of the events specified in Section 9 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 9, would, unless cured or waived, become an Event of Default.

“Default Rate” means a rate equal to the Applicable Rate, plus 1.5% per month, compounded monthly.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Event of Default” has the meaning set forth in Section 9.

“Governmental Authority” means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower; (b) the validity or enforceability of this Note; (c) the rights or remedies of the Noteholder hereunder; or (d) the Borrower’s ability to perform any of its material obligations (payment or otherwise) hereunder.

“Maturity Date has the meaning set forth in the introductory paragraph.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Original Principal Amount” has the meaning set forth in the introductory paragraph.

“Origination Amount” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

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“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Recapitalization Event” has the meaning set forth in Section 2.3.

“Rollover Date” means November 15, 2024.

“Rollover Shares” has the meaning set forth in Section 5.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive or country-wide Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person controlled or 50% owned by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person that is the subject or target of any Sanctions.

“Sanctions” mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority.

1.2. Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2. Payment Dates; Optional Prepayments.

2.1. Payment Dates. The aggregate unpaid principal amount of the Loan (including the Origination Amount), all accrued and unpaid interest, and all other amounts payable under this Note will be due and payable on the Maturity Date, unless otherwise provided in Sections 2.3 or 10.

2.2. Optional Prepayments. The Borrower may prepay the unpaid principal amount of the Loan (including the Origination Amount) in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

2.3. Mandatory Prepayment. Notwithstanding anything in this Note to the contrary, aggregate unpaid principal amount of the Loan (including the Origination Amount), all accrued and unpaid interest, and all other amounts payable under this Note will become immediately due and payable upon a Recapitalization Event. For purposes of this Note, a “Recapitalization Event” means the closing of a transaction or series of related transactions pursuant to which a material portion of the Borrower’s outstanding Debt is paid, refinanced, recapitalized, compromised, or otherwise satisfied. The Noteholder, in its sole and absolute discretion, will determine whether the closing of a transaction or series of related transactions constitutes a Recapitalization Event. Subject to any confidentiality obligations that the Borrower may owe third parties or under applicable Law, until this Note has been satisfied in full, the Borrower hereby covenants and agrees to promptly disclose to the Noteholder all material information related to or in connection with any ongoing or proposed transaction or series of transaction which could reasonably constitute a Recapitalization Event.

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3. Interest.

3.1. Interest Accrual. Except as otherwise provided herein, the outstanding principal amount of the Loan (including the Origination Amount) made hereunder will bear interest at the Applicable Rate from the Rollover Date until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise. For the avoidance of doubt, except as otherwise provided in Section 3.3 if the Loan is paid in full before the Rollover Date, no interest will accrue under this Note on any portion of the Loan.

3.2. Interest Payment Date. Except as otherwise provided in Section 3.3, all accrued and unpaid under this Note, if any, will be payable to the Noteholder on the earlier of the Maturity Date or the closing date of a Recapitalization Event.

3.3. Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount will bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

3.4. Computation of Interest. All computations of interest will be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest will accrue on the Loan on the Rollover Date and will not accrue on the Loan for the day on which it is paid.

3.5. Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan will exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate will be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4. Payment Mechanics.

4.1. Manner of Payments. All payments of interest and principal will be made in lawful money of the United States of America no later than 1:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4.2. Application of Payments. All payments made under this Note will be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount (including the Origination Amount) outstanding under the Note.

4.3. Business Day Convention. Whenever any payment to be made hereunder will be due on a day that is not a Business Day, such payment will be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

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4.4. Evidence of Debt. The Noteholder is authorized to record the Loan made to the Borrower and each payment or prepayment thereof. The entries made by the Noteholder will, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, will not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan in accordance with the terms of this Note.

4.5. Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment will be reinstated as though such payment had not been made.

5. Issuance of Rollover Shares. Except as otherwise provided in this Section 5, in exchange for the Noteholder’s issuance of the Loan to the Borrower and other good and valuable consideration, the sufficiency of which the Parties agree upon, the Borrower hereby agrees to issue to the Noteholder on the Rollover Date 225,000 shares of the Borrower’s common capital stock (such shares, the “Rollover Shares”). Upon the issuance of the Rollover Shares, the Borrower will be deemed to repeat the Borrower’s representations and warranties in Section 6 as of the Rollover Date. Notwithstanding anything in this Note or Section 5 to the contrary, if the outstanding principal amount of the Loan (including the Origination Amount), all accrued interest (if any), and any other amounts due to the Noteholder hereunder have been paid in full to the Noteholder prior to the Rollover Date, then the Borrower will have no obligation to issue, and the Noteholder will have no right to receive, the Rollover Shares. Notwithstanding anything in this Note to the contrary, and in addition to the limitations set forth herein, the Borrower shall not be required to issue the Rollover Shares to the extent such issuance would be in excess of Nasdaq Listing Rule 5635(d). By acceptance of this Note, the Noteholder acknowledges that no Rollover Shares may be issued pursuant to the Note unless, and until, the Borrower’s shareholders approve the shares of Borrower common stock issuable underlying the notes issued by the Company pursuant to the securities purchase agreement dated February 26, 2024.

6. Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1. Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder, and (c) is in compliance with all Laws.

6.2. Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

6.3. No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

6.4. No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.

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6.5. Enforceability. This Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

6.6. No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby, or (b) that could be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note.

6.7. Anti-Terrorism Laws. The Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance in all material respects with Anti-Terrorism Laws.

6.8. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower and its directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions and the Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance with Anti-Corruption Laws and applicable Sanctions. The Borrower is not, and to the knowledge of the Borrower, no director, officer, or employee of the Borrower, or any agent of the Borrower that will act in any capacity in connection with or benefit from the Loan, is a Sanctioned Person. No use of proceeds of the Loan or other transaction contemplated by this Note will violate any Anti-Corruption Law or applicable Sanctions.

7. Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower will:

7.1. Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.2. Compliance. (a) Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws, and applicable Sanctions.

7.3. Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with generally accepted accounting principles in the United States of America, as in effect from time to time, with respect thereto have been provided on its books.

7.4. Notice of Events of Default. As soon as possible and in any event within 2 Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.5. Further Assurances. Promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note. Without limiting the foregoing, the Borrower will deliver to the Noteholder within 30 days following the Effective Date written resolutions of the Borrower’s board of directors or other written evidence that document the Borrower’s authority to enter into this Note and to perform the Borrower’s obligations hereunder, including the issuance of the Rollover Shares pursuant to Section 5.

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8. Reserved.

9. Events of Default. The occurrence and continuance of any of the following will constitute an Event of Default hereunder:

9.1. Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan (including the Origination Amount) when due, or (b) interest or any other amount when due and such failure continues for 5 days.

9.2. Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

9.3. Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition, or agreement contained in Section 7, or (b) any other covenant, obligation, condition, or agreement contained in this Note, other than those specified in clause (a) and Section 9.1, and such failure continues for 30 days.

9.4. Cross-Defaults. The Borrower fails to pay when due any of its Debt (other than Debt arising under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period or waiver period, if any, specified in the agreement or instrument relating to such Debt.

9.5. Bankruptcy.

(a) The Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b) There is commenced against the Borrower any case, proceeding, or other action of a nature referred to in Section 9.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 30 days;

(c) There is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof;

(d) The Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Sections 9.5(a), 9.5(b), or 9.5(c); or

(e) The Borrower is generally not, or will be unable to, or admits in writing its inability to, pay its debts as they become due.

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9.6. Judgments. One or more judgments or decrees will be entered against the Borrower and all such judgments or decrees will not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

10. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 9.5 will occur, the unpaid principal of (including the Origination Amount) and accrued interest on the Loan will become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

11. Miscellaneous.

11.1. Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder will be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by email as follows:

(i)	If to the Borrower:

529 E. Crown Point Rd., Ste. 250 Ocoee, FL 34761 Attention of: Robert McDermott Email: [EMAIL]

(ii)	If to the Noteholder:

[STREET] [CITY], [ST], [ZIP] Attention of: [NAME] Email: [EMAIL]

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service will be deemed to have been given when received; (ii) sent by email will be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

11.2. Expenses. The Borrower will reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder’s rights hereunder. For the avoidance of doubt, the Origination Amount is separate and independent of the costs, expenses, and fees to be reimbursed by the Borrower under this Section 11.2, and the Borrower’s obligation to pay the Origination Amount to the Noteholder pursuant to this Note is separate and independent from the Borrower’s obligation to reimburse the Noteholder for certain expenses pursuant to this Section 11.2.

11.3. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby will be governed by the laws of the State of North Carolina.

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11.4. Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally (a) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of North Carolina or of the United States of America for the Western District of North Carolina, and (b) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section 11.4 will affect the right of the Noteholder to (x) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower, or (y) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

11.5. Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 11.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.6. Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

11.7. Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

11.8. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note will inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

11.9. Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

11.10. Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both Parties. Any waiver of the terms hereof will be effective only in the specific instance and for the specific purpose given.

11.11. Headings. The headings of the various Sections and subsections herein are for reference only and will not define, modify, expand, or limit any of the terms or provisions hereof.

11.12. No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

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11.13. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note will be deemed to include electronic or digital signatures or electronic records, each of which will be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

11.14. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties will negotiate in good faith to modify this Note to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower has executed this Note under seal effective as of the Effective Date.

BORROWER: iCoreConnect, Inc.

By:		(SEAL)
Name:	Robert McDermott
Title:	CEO

IN WITNESS WHEREOF, the Noteholder has executed this Note under seal effective as of the Effective Date to evidence the Noteholder’s acceptance and agreement to the terms hereof.

NOTEHOLDER: [LENDER]

By:		(SEAL)
Name:	[NAME]
Title:	[TITLE]

[Signature Page to Promissory Note]